EXHIBIT 1


               Consent of Deutsche Asset Management Group Limited


               The undersigned agrees that the Schedule 13G/A executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Deutsche Asset Management Group Limited pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.


Dated:  December 2, 1999



                                DEUTSCHE ASSET MANAGEMENT GROUP LIMITED



                                By: /s/ William Slattery
                                    --------------------------------------------
                                    Name:   William Slattery
                                    Title:  Head of Business Risk